                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 P&F INDUSTRIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
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
                             P & F INDUSTRIES, INC.
                                300 SMITH STREET
                          FARMINGDALE, NEW YORK 11735

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1999

To the Stockholders of P & F Industries, Inc.:

    The Annual Meeting of Stockholders of P & F Industries, Inc. will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 26, 1999 at 10:00 A.M., for the following purposes:

    (1) To elect three directors to hold office for three years;

    (2) To ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 1999; and

    (3) To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on April 21, 1999 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

    Your attention is directed to the accompanying Proxy Statement.

    You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                                        By order of the Board of Directors,
                                        JOSEPH A. MOLINO, JR.
                                        SECRETARY

Dated:  April 25, 1999

        Farmingdale, New York

                             P & F INDUSTRIES, INC.
                                300 SMITH STREET
                          FARMINGDALE, NEW YORK 11735
                            ------------------------

                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P & F Industries, Inc. (the "Company") to be used at the meeting of stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 26, 1999 at 10:00 A.M., at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 25, 1999.

    As of April 21, 1999, there were 3,239,345 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), outstanding. Each share of Class A Common Stock is entitled to one vote. Only holders of record of Class A Common Stock at the close of business on April 21, 1999 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

    All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein and for the confirmation of the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1999. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

    For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Class A Common Stock who have not returned a proxy ("broker non-votes"), those shares of Class A Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

                             ELECTION OF DIRECTORS

    As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of nine members, with three classes each consisting of three directors.

    This year the term of a class consisting of three directors expires. Management proposes that Messrs. Dubofsky, Novikoff and Utay, whose terms of office expire in 1999, be re-elected as directors to serve for terms to expire at the 2002 annual meeting of stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees. On December 3, 1998, Alan I. Goldberg was elected to the Board of Directors for a term which expires at the 2001 Annual Meeting of Stockholders.

    Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                            THE FOREGOING NOMINEES.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTORS

    Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 21, 1999.

                                                                                                        SERVED AS DIRECTOR
NAME                                                                                           AGE      CONTINUOUSLY SINCE
-----------------------------------------------------------------------------------------      ---      -------------------
DIRECTORS TO CONTINUE IN OFFICE UNTIL 2000:
Sidney Horowitz..........................................................................          78             1962
Arthur Hug, Jr...........................................................................          76             1987
Dennis Kalick............................................................................          46             1997

NOMINEES TO SERVE IN OFFICE UNTIL 2001:
Richard A. Horowitz......................................................................          49             1975
Alan I. Goldberg.........................................................................          49             1998
Earle K. Moore...........................................................................          77             1987

DIRECTORS TO CONTINUE IN OFFICE UNTIL 2002:
Robert L. Dubofsky.......................................................................          59             1990
Neil Novikoff............................................................................          45             1998
Marc A. Utay.............................................................................          39             1992

    Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986.

    Earle K. Moore is counsel to, and a former member of, the law firm of Bondy & Schloss.

    Alan I. Goldberg has been President of About Sportswear, an apparel manufacturing corporation, since 1977.

    Robert L. Dubofsky has been Managing Director of BWD Group Limited (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since April 1992.

    Neil Novikoff has been a partner in the law firm of Willkie Farr & Gallagher for more than the last five years.

    Marc A. Utay has been a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm, since May 1993. From October 1991 until May 1993, Mr. Utay was a Managing Director of BT Securities Corporation.

    Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995 and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1968 to November 1995. Sidney Horowitz is the father of Richard A. Horowitz.

    Arthur Hug, Jr., who is retired, was the President of Vanguard Ventures, Inc. from 1987 to 1989 and was Chairman of North American Bancorp from 1974 to 1987.

    Dennis Kalick has been engaged in the private practice of providing accounting services with Gilman & Ciocia, Inc. (or a predecessor firm) since 1993.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During 1998, the Board of Directors held four meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he served. The Board of Directors has an Audit Committee and a Stock Option Committee, the current members of each of which are Messrs. Arthur Hug, Jr., Earle K. Moore, Robert L. Dubofsky and Dennis Kalick. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope and the results of the Company's annual audit and reviews the Company's overall internal controls. During 1998, the Audit Committee met once. The Stock Option Committee administers the Company's 1992 Incentive Stock Option Plan. The Stock Option Committee met one time during 1998. The Board does not have a nominating or a compensation committee or a committee performing similar functions.

DIRECTOR COMPENSATION

    During 1998, each director who was not an employee of the Company or any of its subsidiaries received fees of $3,500 plus $1,250 for each meeting of the Board of Directors or Audit Committee attended. Upon election to the Board of Directors, each director who is not an employee of the Company receives an option to purchase 2,000 shares of Class A Common Stock. Directors who are also officers of the Company are not compensated for their duties as directors.

                         OWNERSHIP OF EQUITY SECURITIES

    The following table shows the beneficial ownership of Class A Common Stock as of April 21, 1999, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), by (i) each director and nominee for director, (ii) each executive officer listed in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated.

                                                                                        AMOUNT
                                                                                      AND NATURE       PERCENT
                                                                                      BENEFICIAL         OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNERSHIP         CLASS
---------------------------------------------------------------------------------  ----------------  -----------
Robert L. Dubofsky...............................................................          22,000(1 (2)          *
Alan I. Goldberg.................................................................           2,000(2)          *
Sidney Horowitz..................................................................         295,875(3 (4)        9.0
Richard A. Horowitz..............................................................       1,236,300(3 (5)       33.6
Arthur Hug, Jr...................................................................           3,000(2)          *
Dennis Kalick....................................................................           2,000(2)          *
Earle K. Moore...................................................................           2,000(2)          *
Joseph A. Molino, Jr.............................................................          20,000(6)          *
Neil Novikoff....................................................................           2,000(2)          *
Marc A. Utay.....................................................................          72,000(2)        2.2
FMR Corp.........................................................................         245,000(7)        7.6
Steel Partners II L.P............................................................         398,785(8)       12.3
Lawndale Capital Management, LLC.................................................         316,400(9)        9.8
All directors and executive officers as a group (10 persons).....................      1,657,175(10)       44.1

------------------------

*   Less than 1%.

(1) Includes 5,000 shares owned by his child.

(2) Includes 2,000 shares issuable upon exercise of stock options.

(3) The address of Richard A. Horowitz is in care of the Company, 300 Smith Street, Farmingdale, New York 11735 and the address of Sidney Horowitz is 20596 Links Circle, Boca Raton, Florida 33434.

(4) Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by the Sidney and Grace Horowitz Foundation, as to all of which Sidney Horowitz disclaims beneficial ownership, and 52,000 shares issuable upon the exercise of stock options.

(5) Includes 22,400 shares owned by Linda Horowitz, wife of Richard A. Horowitz, individually and as Trustee for their daughter, and 660,000 shares owned by Linda Horowitz, individually, as to all of which Richard A. Horowitz disclaims beneficial ownership. Linda Horowitz has granted to her husband, Richard A. Horowitz, a ten year irrevocable proxy to vote the 660,000 shares owned by her. Also includes 436,000 shares issuable upon the exercise of stock options and 10,000 shares owned by The Linda and Richard Horowitz Foundation.

(6) Includes 20,000 shares issuable upon the exercise of stock options.

(7) Information obtained from a Schedule 13G, dated February 1, 1999, filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, each of which has sole power to dispose or to direct the disposition with respect to 245,000 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) Information obtained from a Schedule 13D, dated June 12, 1998, filed with the Securities and Exchange Commission by Steel Partners II, L.P. Steel Partners II, L.P. has sole voting and sole dispositive power over all shares held. The address of Steel Partners II, L.P. is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(9) Information obtained from a Schedule 13G, dated August 31, 1998, filed with the Securities and Exchange Commission by Lawndale Capital Management, LLC, Andrew E. Shapiro, Diamond A Partners, L.P. and Diamond A Investors, L.P. Lawndale Capital Management, LLC shares voting and dispositive power with Andrew E. Shapiro with respect to 316,400 shares, Diamond A Partners, L.P. with respect to 268,100 shares and Diamond A Investors, L.P. with respect to 48,300 shares. The address of each of the foregoing entities is One Sansome Street, Suite 3900, San Francisco, California 94104.

(10) Includes 522,000 shares issuable upon the exercise of stock options and warrants.

                             EXECUTIVE COMPENSATION

    The following table sets forth all cash and non cash compensation for each of the past three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer and the other executive officer whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                        ANNUAL COMPENSATION         ----------------
                                                 ---------------------------------     SECURITIES
              NAME AND PRINCIPAL                               SALARY      BONUS       UNDERLYING          ALL OTHER
                   POSITION                         YEAR         ($)      ($)(1)    OPTIONS/SARS(#)   COMPENSATION($)(2)
             ---------------------               -----------  ---------  ---------  ----------------  -------------------
Richard A. Horowitz............................        1998     499,000    600,000        150,000             24,041
  Chairman of the Board                                1997     458,000    373,000        100,000             23,142
  and Chief Executive Officer                          1996     420,000    275,000         --                 20,799
Joseph A. Molino, Jr...........................        1998     175,000    135,000         10,000             --
  Vice-President

------------------------
(1) The Company has an incentive compensation bonus plan (the "Bonus Plan"). Under the terms of the Bonus Plan, the total bonuses paid to executive officers may not exceed 15% of the Company's pre-tax, pre-bonus income prior to the payment under the Bonus Plan. Allocations to the individuals set forth above are made at the discretion of the Board of Directors. Amounts are accrued in the year shown above and paid in the following year.

(2) The Company maintains a split-dollar life insurance policy on the life of Mr. Richard Horowitz and paid $1,043, $1,007 and $949 allocated to the term portion of the split-dollar coverage for 1998, 1997 and 1996, respectively. The actuarial equivalent of the value of the premium paid by the Company for 1998, 1997 and 1996, based on certain assumptions regarding interest rates and periods of coverage, was $12,441, $11,542 and $9,999, respectively. It is anticipated that the Company will recover the premiums on this policy or the cash surrender value thereof.

    For Mr. Horowitz, the amounts include $11,600, $11,600 and $10,800 for 1998, 1997 and 1996, respectively, in Company contributions to the defined contribution retirement plan (the "Plan"). The Plan covers all employees who do not receive pension benefits under a collective bargaining agreement, have been in the employ of the Company for at least one year and are at least 21 years of age. Contributions paid by the Company are 5% of the first $40,000 of each employee's salary and 8% of the balance up to $160,000. Upon leaving the Company, an employee may receive a lump sum payment of all amounts vested for him under the Plan, including earnings thereon.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            INDIVIDUAL GRANTS
                                                           ----------------------------------------------------
                                                            NUMBER OF
                                                           SECURITIES    % OF TOTAL
                                                           UNDERLYING      OPTIONS
                                                             OPTIONS     GRANTED TO    EXERCISE OR               GRANT DATE
                                                             GRANTED    EMPLOYEES IN   BASE PRICE   EXPIRATION     PRESENT
NAME                                                           (#)       FISCAL YEAR     ($/SH)        DATE        VALUE $
---------------------------------------------------------  -----------  -------------  -----------  -----------  -----------
Richard A. Horowitz......................................      11,500           6.8%       8.6625      3/28/03       33,235
                                                              138,500          81.7%       7.8750      3/25/08      627,405
Joseph A. Molino, Jr.....................................      10,000           5.9%       7.8750      3/25/08       45,300

    For Mr. Horowitz, the options to purchase 11,500 shares of Class A Common Stock become exercisable on January 1, 2003 and the options to purchase 138,500 shares of Class A Common are currently exercisable. Mr. Molino's options are currently exercisable.

    The following table shows information concerning the exercise of stock options during 1998 by the executive officers set forth in the Summary Compensation Table and the fiscal year-end value of unexercised options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                       NUMBER OF
                                                                                      SECURITIES       VALUE OF UNEXERCISED
                                                                                      UNDERLYING           IN-THE-MONEY
                                                                                      UNEXERCISED         OPTIONS/SAR'S
                                                                                   OPTIONS/SAR'S AT     AT FISCAL YEAR END
                                                                                  FISCAL YEAR END (#)          ($)
                                                   SHARES                         -------------------  --------------------
                                                 ACQUIRED ON          VALUE          EXERCISABLE/         EXESRCISABLE/
NAME                                             EXERCISE #        REALIZED($)       UNEXERCISABLE        UNEXERCISABLE
--------------------------------------------  -----------------  ---------------  -------------------  --------------------
Richard A. Horowitz.........................             --                --         418,500/81,500     2,387,875/305,756
Joseph A. Molino, Jr........................         --                    --               10,000/0              20,000/0

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    Effective as of September 30, 1993, the Company entered into an employment agreement (the "Horowitz Employment Agreement") with Richard A. Horowitz. The Horowitz Employment Agreement provides for Richard A. Horowitz to serve as President of the Company for a term expiring on September 30, 2000, unless sooner terminated pursuant to the provisions of the Horowitz Employment Agreement. Pursuant to the Horowitz Employment Agreement, Richard A. Horowitz will receive an annual salary of $550,000 for the year ending December 31, 1999. Mr. Horowitz is also eligible to receive such increases in base compensation as the Board of Directors may from time to time grant to him and to receive such bonuses as the Board of Directors, in its discretion, may allocate to him. In the event of a "discharge" following a "change in control" of the Company (as each term is defined in the Horowitz Employment Agreement) Richard A. Horowitz will receive his annual salary and all benefits to which he is entitled under the Horowitz Employment Agreement for the remainder of the term thereof or a lump sum severance allowance in an amount equal to 2.99 times his "annualized includable compensation for the base period" (as defined in the Internal Revenue Code of 1986, as amended). Effective February 28, 1997, the Horowitz Employment Agreement was amended to extend the term thereof until February 28, 2004.

                        REPORT ON EXECUTIVE COMPENSATION

    The Company does not have a compensation committee. The Board of Directors reviews the annual compensation of the Company's executive officers. Each executive officer's compensation includes salary and a performance bonus. In 1986, the Company established the Bonus Plan for its executive officers that provides for the establishment of a cash bonus pool not to exceed, in the aggregate, 15% of the Company's pre-tax, pre-bonus income. In 1998, Messrs. Horowitz and Molino received bonuses of $600,000 and $135,000, respectively, under the Bonus Plan based upon the Board of Directors' subjective determination of their individual performance and the Company's financial results.

    In determining the executive officers' base compensation for the ensuing fiscal year, the Board of Directors evaluates the individual officer's job performance and level of responsibility, prior years' compensation, number of years of employment with the Company and the rate of inflation, and makes a subjective determination with respect to increases based on such evaluation. Mr. Horowitz's base compensation increased 9% for 1998. Mr. Molino was not an executive officer of the Company during 1997.

MEMBERS OF THE BOARD OF DIRECTORS
----------------------------------------------

ALAN I. GOLDBERG                                ARTHUR HUG, JR.

ROBERT DUBOFSKY                                 DENNIS KALICK

RICHARD A. HOROWITZ (Chairman)                  EARLE K. MOORE

SIDNEY HOROWITZ                                 NEIL NOVIKOFF

                                                MARC A. UTAY

                        COMPANY STOCK PERFORMANCE GRAPH

    The following performance graph compares the five-year cumulative return of the Class A Common Stock to the total returns of the Nasdaq Stock Market (U.S.A.) Index and a composite group comprised of companies with approximately the same market capitalization as the Company for the fiscal year ended December 31, 1993. Such composite group was used because the Company, through its three subsidiaries, engages in several different lines of business and an applicable peer group does not exist. In addition to the Company, the following companies are included in the index: 4 Kids Entertainment, Inc., Driver Harris Co. Inc., Energy West, Inc., Halsey Drug Corp., Harris & Harris Group, Inc., Presidential Realty Corp., TSR, Inc. and Wendi-Bristol Health Corp. Each case assumes a $100 investment on January 1, 1993 and reinvestment of any dividends. Cumulative returns are at December 31 of each year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           P&F INDUSTRIES     NASDAQ     PEER GROUP

12/31/93              $100        $100          $100

12/30/94              $121         $98           $68

12/29/95              $136        $137           $84

12/31/96              $207        $169           $94

12/31/97              $414        $206           $69

12/31/98              $564        $289           $65

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 1998, except that a timely Form 3 was not filed by the Company on behalf of Neil Novikoff.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and Sidney Horowitz are parties to a Consulting Agreement, which will terminate on October 31, 2000, pursuant to which Mr. Horowitz receives $100,000 in annual consulting fees.

                             SELECTION OF AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has selected BDO Seidman, LLP as independent certified public accountants for the Company, to audit and report upon the consolidated financial statements for the 1999 fiscal year, and the Board of Directors is submitting this matter to the stockholders for their ratification. The affirmative vote of a majority of the shares of Class A Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for the ratification of the selection of BDO Seidman, LLP. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
              FOR APPROVAL OF THE SELECTION OF BDO SEIDMAN, LLP AS
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholder proposals intended for inclusion in the proxy material for the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's offices at 300 Smith Street, Farmingdale, New York 11735 not later than December 30, 1999 in order for such proposals to be included in the proxy materials for the 2000 Annual Meeting of Stockholders. Any stockholder interested in bringing business before the 2000 Annual Meeting of Stockholders (other than by inclusion in the proxy material) or nominating a director is referred to the advance notice provisions contained in the Company's By-Laws, which require receipt by the Secretary of the Company at the Company's offices not prior to October 30, 1999 and not later than December 30, 1999.

ADDITIONAL INFORMATION AND OTHER MATTERS

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Commission may be obtained free of charge by writing to the Company, 300 Smith Street, Farmingdale, New York 11735;
Attention: Secretary of the Company.

    Management of the Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

                                        By order of the Board of Directors,

                                        JOSEPH A. MOLINO, JR.
                                        SECRETARY

Date: April 25, 1999